Exhibit 10.4

First Amendment to Loan Documents

THIS FIRST AMENDMENT TO LOAN DOCUMENTS (this “Amendment”) is made as of September 30, 2010, by and between EPAM SYSTEMS, INC. (the “Borrower”), and PNC BANK, NATIONAL ASSOCIATION (the “Bank”).

BACKGROUND

A. The Borrower has executed and delivered to the Bank (or a predecessor which is now known by the Bank’s name as set forth above), one or more promissory notes, letter agreements, loan agreements, security agreements, mortgages, pledge agreements, collateral assignments, and other agreements, instruments, certificates and documents, some or all of which are more fully described on attached Exhibit A, which is made a part of this Amendment (collectively as amended from time to time, the “Loan Documents”) which evidence or secure some or all of the Borrower’s obligations to the Bank for one or more loans or other extensions of credit (the “Obligations”).

B. The Borrower and the Bank desire to amend the Loan Documents as provided for in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

1. Certain of the Loan Documents are amended as set forth in Exhibit A. Any and all references to any Loan Document in any other Loan Document shall be deemed to refer to such Loan Document as amended by this Amendment. This Amendment is deemed incorporated into each of the Loan Documents. Any initially capitalized terms used in this Amendment without definition shall have the meanings assigned to those terms in the Loan Documents. To the extent that any term or provision of this Amendment is or may be inconsistent with any term or provision in any Loan Document, the terms and provisions of this Amendment shall control.

2. The Borrower hereby certifies that: (a) all of its representations and warranties in the Loan Documents, as amended by this Amendment, are, except as may otherwise be stated in this Amendment: (i) true and correct as of the date of this Amendment, (ii) ratified and confirmed without condition as if made anew, and (iii) incorporated into this Amendment by reference, (b) no Event of Default or event which, with the passage of time or the giving of notice or both, would constitute an Event of Default, exists under any Loan Document which will not be cured by the execution and effectiveness of this Amendment, (c) no consent, approval, order or authorization of, or registration or filing with, any third party is required in connection with the execution, delivery and carrying out of this Amendment or, if required, has been obtained, and (d) this Amendment has been duly authorized, executed and delivered so that it constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms. The Borrower confirms that the Obligations remain outstanding without defense, set off, counterclaim, discount or charge of any kind as of the date of this Amendment.

3. The Borrower hereby confirms that any collateral for the Obligations, including liens, security interests, mortgages, and pledges granted by the Borrower or third parties (if applicable), shall continue unimpaired and in full force and effect, and shall cover and secure all of the Borrower’s existing and future Obligations to the Bank, as modified by this Amendment.

4. As a condition precedent to the effectiveness of this Amendment, the Borrower shall comply with the terms and conditions (if any) specified in Exhibit A.

5. This Amendment may be signed in any number of counterpart copies and by the parties to this Amendment on separate counterparts, but all such copies shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart. Any party so executing this Amendment by facsimile transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile transmission.

6. This Amendment will be binding upon and inure to the benefit of the Borrower and the Bank and their respective heirs, executors, administrators, successors and assigns.

7. This Amendment has been delivered to and accepted by the Bank and will be deemed to be made in the State where the Bank’s office indicated in the Loan Documents is located. This Amendment will be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the State where the Bank’s office indicated in the Loan Documents is located, excluding its conflict of laws rules.

8. Except as amended hereby, the terms and provisions of the Loan Documents remain unchanged, are and shall remain in full force and effect unless and until modified or amended in writing in accordance with their terms, and are hereby ratified and confirmed. Except as expressly provided herein, this Amendment shall not constitute an amendment, waiver, consent or release with respect to any provision of any Loan Document, a waiver of any default or Event of Default under any Loan Document, or a waiver or release of any of the Bank’s rights and remedies (all of which are hereby reserved). The Borrower expressly ratifies and confirms the waiver of jury trial provisions contained in the Loan Documents.

WITNESS the due execution of this Amendment as a document under seal as of the date first written above.

WITNESS / ATTEST:		EPAM SYSTEMS, INC.

/s/ Ginger Mosier		By:	/s/ Ilya Cantor
(SEAL)
Print Name:	Ginger Mosier		Ilya Cantor
Title:	General Counsel		Vice President and CFO

PNC BANK, NATIONAL ASSOCIATION

		By:	/s/ Mary P. Stine
(SEAL)
Mary P. Stine
Vice President

EXHIBIT A TO

FIRST AMENDMENT TO LOAN DOCUMENTS

DATED AS OF SEPTEMBER 30, 2010

(EPAM SYSTEMS, INC.)

A.	The “Loan Documents” that are the subject of this Amendment include the following (as any of the foregoing have previously been amended, modified or otherwise supplemented):

1.	Letter Agreement dated November 22, 2006 between the Borrower and the Bank (the “Agreement”)

2.	$7,000,000.00 Committed Line of Credit Note executed and delivered by the Borrower to the Bank (the “Existing Line of Credit Note”)

3.	Borrowing Base Rider dated November 22, 2006 between the Borrower and the Bank (the “Rider”)

4.	Security Agreement dated November 22, 2006 between the Borrower and the Bank

5.	Reimbursement Agreements each dated September 30, 2003 executed and delivered by the Borrower to the Bank.

6.	All other documents, instruments, agreements, and certificates executed and delivered in connection with the Loan Documents listed in this Section A.

B.	The Loan Documents are amended as follows:

1.

Line of Credit Increase. The maximum amount of the Line of Credit in the Agreement is hereby increased from $7,000,000.00 to $15,000,000.00. The “Re:” line and Section 1 are each hereby amended by deleting the reference therein to “$7,000,000.00” and replacing it with “$15,000,000.00”.

2.

Restated Note. Concurrently with the execution and delivery of this Amendment, the Borrower shall execute and deliver to the Bank a restated note (the “Restated Note”) evidencing the Line of Credit in the principal amount of $15,000,000.00, in form and substance satisfactory to the Bank. Upon receipt by the Bank of the Restated Note, the Existing Line of Credit Note shall be canceled; the Line of Credit and all accrued and unpaid interest on the Existing Line of Credit Note shall thereafter be evidenced by the Restated Note; and all references to the “Note” evidencing the Line of Credit in any documents relating thereto shall thereafter be deemed to refer to the Restated Note. Without duplication, the Restated Note shall not constitute a novation and shall in no way extinguish the Borrower’s unconditional obligation to repay all indebtedness, including accrued and unpaid interest, evidenced by the Existing Line of Credit Note.

3.

Modification to the Rider. The definition of “Borrowing Base” set forth in section 3 of the Rider is deemed amended to delete the figure “$7,000,000.00”, which appears as the maximum amount of the Facility, and substitute therefor the figure “$15,000,000.00”, all other limitations contained in said definition remaining in effect unchanged:

A-1

4.	Section 1 of the Financial Reporting Covenants set forth on Exhibit A to the Agreement is hereby amended by adding new subsections (e) and (f) thereto to read as follows:

“(e) The Borrower will deliver to the Bank within 20 days following the close of each month, the Borrower’s detailed schedule of accounts receivable aging analysis including address and phone number for each customer.”

“(f) Prior to the Expiration Date, and annually thereafter if the Expiration Date is extended, the Borrower must permit the representatives of Bank to make at any time during normal business hours inspections of the Collateral and of Borrower's facilities, activities, and books and records, and shall cause its officers and employees to give full cooperation and assistance in connection therewith. If an Event of Default has occurred and is continuing, Borrower shall be responsible for the cost of such field exams made annually; provided that immaterial, technical or informational Events of Default will not trigger payment responsibility.”

C.	Conditions to Effectiveness of Amendment: The Bank’s willingness to agree to the amendments set forth in this Amendment is subject to the prior satisfaction of the following conditions:

1.	Execution by all parties and delivery to the Bank of this Amendment and the Restated Note.

2.	Reimbursement of the fees and expenses of the Bank’s in-house counsel in connection with this Amendment, which fees and expenses as of the date of this Amendment are $500.00.

A-2